UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C
(Rule 14C-101)
Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary information statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-6(d)(2) Definitive information statement

Sport Endurance, Inc
(Name of Registrant as specified in Its Charter)

Payment of filing fee (check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

(3)	Filing party:

(4)	Date filed:

SPORT ENDURANCE, INC.
 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
HELD BY MAJORITY WRITTEN CONSENT

TO ALL STOCKHOLDERS OF SPORT ENDURANCE, INC.

NOTICE IS HEREBY GIVEN to you as a stockholder of record of  Sport Endurance, Inc., a Nevada corporation (the “Company”), that a Majority Written Consent in Lieu of an Annual Meeting of Stockholders (the “Written Consent”) has been executed to be effective 20 days from the date of mailing this Information Statement to you.

Because execution of the Written Consent was assured, our Board of Directors believes it would not be in the best interests of our company and its stockholders to incur the costs of holding an annual meeting or of soliciting proxies or consents from additional stockholders in connection with these actions. Based on the foregoing, our Board of Directors has determined not to call an Annual Meeting of Stockholders.

The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of common stock held of record by them.

The Board of Directors has fixed the close of business on November 23, 2012 as the record date (the “Record Date”) for the determination of stockholders who are entitled to receive this Information Statement. This Information Statement is being mailed on or about  October 31, 2012 to all stockholders of record as of the Record Date. Under Nevada law, stockholders are not entitled to dissenter’s rights of appraisal with respect to any of the matters being authorized herein.

As permitted by Nevada law and our Articles of Incorporation, as amended, the Company has received written consents from the holders of approximately 52.6% of our issued and outstanding shares of the voting power of Common Stock, (collectively our “Majority Shareholders”) approving the Shareholder Actions.

The Written Consent authorizes the following corporate action:

(1)
Amend our Articles of Incorporation to increase the company's authorized capital from 500,000,000 shares to 600,000,000 shares. The authorized capital of the Company will be increased from 500,000,000 shares of $0.001 par value common stock to 600,000,000 shares of $0.001 par value common stock; of which 580,000,000 are common shares and 20,000,000 are preferred shares.

(2)
Authorize the Board of Directors to undertake a Reverse Split (the “Reverse Split”) of all outstanding securities by a factor of up to one-for-one thousand  (1-for-1000) at such time and by such a factor, within the forgoing limits, as the Board of Directors shall determine.  Fractional shares will be rounded up to the nearest whole share.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Sport Endurance, Inc.
1890 South 3850 West
Salt Lake City UT, 84104

INFORMATION STATEMENT ON SCHEDULE 14C
WE ARE NOT ASKING YOU FOR A
PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished to the stockholders of Sport Endurance, Inc., a Nevada corporation (the “Company,” “we” or “us”), to advise them of the corporate actions that have been authorized by written consent of the Company’s stockholders, who collectively own 52.66% of the Company’s sole class of outstanding capital stock as of the record date of November 23, 2012 (the “Record Date”). These actions are being taken without notice, meetings or votes in accordance with the General Corporation Law of the Nevada Revised Statutes (“NRS”), Sections 78.315 and 78.320. This Information Statement is being mailed to the stockholders of the Company, as of the Record Date, on October 31, 2012.

(1)
Amend our Articles of Incorporation to increase the company's authorized capital from 500,000,000 shares to 600,000,000 shares. The authorized capital of the Company will be increased from 500,000,000 shares of $0.001 par value common stock to 600,000,000 shares of $0.001 par value common stock; of which 580,000,000 are common shares and 20,000,000 are preferred shares.

(2)
Authorize the Board of Directors to undertake a Reverse Split (the “Reverse Split”) of all outstanding securities by a factor of up to one-for-one thousand  (1-for-1000) at such time and by such a factor, within the forgoing limits, as the Board of Directors shall determine.  Fractional shares will be rounded up to the nearest whole share.

On September 28, 2012 the Majority Stockholders holding 52.66%, of our issued and outstanding Common Stock consented in writing to (1) Certificate of Amendment to increase the authorized capital of the company from 500,000,000 to 600,000,000. (2) 1-for-1000 reverse stock split.

No Vote Required

We are not soliciting consents to approve (1) Certificate of Amendment to increase the authorized capital of the company from 500,000,000 to 600,000,000. (2) 1-for-1000 reverse stock split.

Nevada law permits the Company to take any action which may be taken at an annual or special meeting of its stockholders by written consent, if the holders of a majority of the shares of its Common Stock sign and deliver a written consent to the action to the Company.

Voting

Section 6 of the company’s Bylaws provides the number of votes to which each class of voting securities is entitled.

(a) Except as otherwise provided by statute or by the Certificate of Incorporation, any corporate action, other than the election of Directors, to be taken by vote of the stockholders, shall be authorized by a majority of votes cast at a meeting of stockholders by the holders of shares entitled to vote thereat.

(b) Except as otherwise provided by statute or by the Certificate of Incorporation, at each meeting of stockholders, each holder of record of stock of the Corporation entitled to vote thereat shall be entitled to one (1) vote for each share of stock registered in his name on the books of the Corporation.

Interests of Certain Parties in the Matters to be Acted Upon

None of the directors or Executive Officers of the Company have any substantial interest resulting from the following:

(1) Certificate of Amendment to increase the authorized capital of the company from 500,000,000 to 600,000,000. (2) 1-for-1000 reverse stock split.

Cost of this Information Statement

The entire cost of furnishing this Information Statement will be borne by the company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our Common Stock held of record by them.

House Holding of Stockholder Materials

In some instances we may deliver only one copy of this Information Statement to multiple stockholders sharing a common address. If requested by phone or in writing, we will promptly provide a separate copy to a stockholder sharing an address with another stockholder. Requests by phone should be directed to our Chief Executive Officer at (888) 511-9018, and requests in writing should be sent to Sport Endurance, Inc., Attention: Chief Executive Officer, 1890 South 3850 West, Salt Lake City, Utah 84104. Stockholders sharing an address who currently receive multiple copies and wish to receive only a single copy should contact their broker or send a signed, written request to us at the above address.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, our authorized capitalization consisted of 60,200,000 shares of Common Stock, of which 60,200,000 shares were issued and outstanding. Holders of Common Stock have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock. There are no other issued and outstanding securities of our company entitled to vote in connection with such matters.

Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. However, because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of the Record Date have voted in favor of the foregoing proposals by resolution dated September 28, 2012; and having sufficient voting power to approve such proposals through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the stockholders. We anticipate that the actions contemplated herein will be effected on or after October 31, 2012.

PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF
MANAGEMENT AND BENEFICIAL OWNERS

The following table sets forth certain information regarding our shares of outstanding common stock beneficially owned as of the date hereof by (1) each of our directors and executive officers, (2) all directors and executive officers as a group, and (3) each other person who is known by us to own beneficially more than 10% of our common stock based upon 60,200,000 issued common shares. Unless otherwise noted, each of the persons listed below has sole voting and investment power with respect to the shares indicated as beneficially owned by such person. The Common Stock is the Company’s only class of issued voting securities. As of August 31, 2011 the Company had 60,200,000 shares of Common Stock outstanding.

Directors & Executive Officers and Beneficial Owners	Title	Number of Shares of Common Stock Owned	Percent of Voting Shares Outstanding
BK Consulting Inc.	n/a	21,700,000	36.05%
Ralph Montrone	n/a	9,000,000	14.95%
Gerald Ricks	President	1,000,000	1.66%
All Directors & Officers as a Group		31,700,000	52.66%

DIRECTOR COMPENSATION

The following executive compensation disclosure reflects all compensation awarded to, earned by or paid to the Directors below. The following table summarizes all compensation from August 31, 2011.

SUMMARY COMPENSATION TABLE

NAME PRINCIPAL OTHER	CAPACITIES IN WHICH REMUNERATION WAS RECEIVED	OTHER ANNUAL COMPENSATION
		YEAR	SALARY $		BONUS $
Gerald Ricks	President	2012	$	NIL	$	NIL

STOCK INCENTIVE PLAN
At present, we do not have a stock incentive plan in place. We have not granted any options to Directors.

ACTIONS TO BE TAKEN: AMENDMENTS TO OUR ARTICLES OF INCORPORATION

This Information Statement contains a brief summary of the material aspects of the actions approved by our Board of Directors and the holders of the majority of our outstanding voting Common Stock. On September 28 2012, our Board of Directors unanimously approved the following amendments to our Articles of Incorporation, and on September 28 2012, the holder of a majority of the outstanding shares of Common Stock approved the following by written consent in lieu of a meeting of stockholders, in accordance with the provisions of the Nevada:

(1)
Amend our Articles of Incorporation to increase the company's authorized capital from 500,000,000 shares to 600,000,000 shares. The authorized capital of the Company will be increased from 500,000,000 shares of $0.001 par value common stock to 600,000,000 shares of $0.001 par value common stock; of which 580,000,000 are common shares and 20,000,000 are preferred shares.

(2)
Authorize the Board of Directors to undertake a Reverse Split (the “Reverse Split”) of all outstanding securities by a factor of up to one-for-one thousand  (1-for-1000) at such time and by such a factor, within the forgoing limits, as the Board of Directors shall determine.  Fractional shares will be rounded up to the nearest whole share.

1.      AMENDMENT TO THE ARTICLES OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The Board of Directors has adopted a resolution proposing and declaring the advisability of amending the Company’s Articles of Incorporation, as amended, to increase the number of shares of common stock that the Company is authorized to issue from 500,000,000 shares to 600,000,000 shares. The number of shares of preferred stock that the Company is authorized to issue will remain unchanged at 20,000,000 shares. The proposed increase in the authorized number of shares of common stock will give the Company additional shares to provide flexibility for the future. In particular, the Company may require additional funding for its operations and therefore may need the increased number of authorized shares to raise additional equity capital. In addition, the additional authorized shares may be used in the future for any other proper corporate purpose approved by the Board, including corporate mergers or acquisitions, shares reserved under stock option plans, stock dividends or splits, or other corporate purposes.  The terms of any shares of preferred stock that may be issued in the future would be determined by the Board of Directors.

These additional shares would be available for issuance from time to time for corporate purposes such as raising additional capital, making strategic acquisitions, entering into collaborative and licensing arrangements and employee recruitment and retention. We believe that the availability of the additional common shares will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. Our future revenue may be insufficient to support the expenses of our operations and the planned expansion of our business. We therefore may need additional equity capital to finance our operations. We may seek to obtain such equity capital through the issuance of common stock or securities convertible into common stock. The issuance of a substantial number of additional common shares may result in dilution of your ownership interest in the Company.

2.      EFFECT A ONE FOR ONE THOUSAND REVERSE STOCK SPLIT OF OUR ISSUED AND OUTSTANDING SHARES OF COMMON AND PREFERRED STOCK

The Board of Directors approved resolutions to effect a (1)-for-(1000) reverse stock split. Under this reverse stock split, every 1000 shares of our Common Stock and/or Preferred Stock will be converted automatically into one share of Common Stock or Preferred Stock.

Once implemented, the Reverse Split would result in each holder of our Common Stock on the Record Date owning fewer shares of Common Stock than they owned immediately before the Reverse Split, and outstanding preferred stock will become exercisable to purchase a fewer number of shares of Common Stock at an exercise price per share increased by the factor of the Reverse Split.  Fractional shares will be rounded up to the nearest whole share.

The Reverse Stock Split will not affect in any manner the rights and preferences of our shareholders.  There will be no change in the voting rights, right to participate in stock or cash dividends, or rights upon the liquidation or dissolution of the Company of holders of Common Stock; nor will the Reverse Split affect in any manner the ability of our shareholders to sell under Rule 144 or otherwise engage in market transactions in accordance with federal and state securities laws.

The Reverse Stock Split will also result in an automatic adjustment of any and all outstanding preferred stock which are exercisable or convertible into shares of our Common Stock.  The adjustment will consist of an increase in the exercise price or conversion value per share by the factor of the Reverse Split and the number of shares issuable upon exercise or conversion will be reduced by the same factor.  For example, if we implement a one-for-two (1-for-2) Reverse Split, an option, warrant or other right exercisable or convertible into 1,000 shares of our Common Stock at an exercise price or conversion value of $1.00 per share immediately before implementation of the Reverse Split would be exercisable or convertible into 500 shares of our Common Stock at an exercise price or conversion value of $2.00 per share immediately after implementation of the Reverse Split.  All other relative rights and preferences of holders of outstanding preferred stock which are convertible or exercisable into shares of our common stock shall remain unchanged.

We believe that the Reverse Split is in the best interest of the Company and our shareholders. The anticipated increase in share price of the common stock should also enhance the acceptability and marketability of the common stock to the financial community and investing public. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential buyers of the common stock. Additionally, analysts at many brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks. Brokerage houses also frequently have internal practices and policies that discourage individual brokers from dealing in lower-priced stocks. Further, because brokers’ commissions on lower-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, investors in lower-priced stocks pay transaction costs which are a higher percentage of their total share value, which may limit the willingness of individual investors and institutions to purchase the common stock.

            Additionally, we believe that a Reverse Split, which will result in a higher per share trading price of our Common Stock, will enable us to attract additional interest in our Common Stock from the investment community, and particularly market-makers.  Numerous broker-dealers and investment bankers require that a company's common stock have a minimum public trading price before those broker-dealers or investment bankers will agree to make a market in that security.  As a result, we believe that the Reverse Split has the potential of improving the liquidity of the public market for our Common Stock.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR
PROPORTIONATE EQUITY INTERESTS IN THE COMPANY.

MATERIAL EFFECTS OF THE REVERSE STOCK SPLIT

The reverse stock split will affect all of our stockholders uniformly and will not affect any Stockholder’s percentage ownership interests in our Company or proportionate voting power. Prior to the forward stock split, our authorized capital consists of 60,200,000 shares of Common Stock. There are approximately 59,200,000 of Common Shares and 1,000,000 Preferred Shares outstanding as of the Record Date.

The principal effects of a reverse stock split would include the following:

•	Every one thousand (1000) issued and outstanding shares of the common stock will be combined into one new share of common stock;

•	Every one thousand (1000) issued and outstanding shares of preferred stock will be combined into one new share of preferred stock;.

•	The number of shares of common and preferred stock issued and outstanding will be reduced proportionately.

•
The number of shares of common stock into which each outstanding share of preferred stock is convertible will automatically be reduced proportionately, and the per share conversion price shall be correspondingly increased.

•	The principle effect of the reverse stock split will be that the number of shares of Common Stock issued and outstanding will be decreased from 60,200,000 shares to 62,000 shares as of the "Record Date".

THE REVERSE STOCK SPLIT WILL NOT AFFET THE PUBLIC REGISTRATION OF THE COMMON
STOCK UNDER THE SECURITIES EXCHANGE ACT OF 1934

The reverse stock split will affect all of our shareholders uniformly and will not affect any shareholder’s percentage ownership interests in the Company, except to the extent that the reverse stock split results in any of our shareholders owning a fractional share. As described below, fractional shares resulting from the Reverse Split will be rounded up to the nearest whole share. The reverse stock split is not intended as, and will not have the effect of, a “going private” transaction under Rule 13e-3 of the Securities Exchange Act of 1934, as amended. We will continue to be subject to the periodic reporting requirements of the Exchange Act following the reverse stock split.

The following table summarizes the Company’s pro forma capitalization, as of August 31, 2011, before and after giving effect to the reverse stock split of one-for-one thousand (1 for 1000):

Pre split
Currently authorized	Issued and outstanding	Reserved for issuance	Authorized but unissued
500,000,000	60,200,000	0	439,800,000
480,000,000 common	59,200,000 common	0	420,800,000 common
20,000,000 preferred	1,000,000 preferred	0	19,000,000 preferred

Post Split
Post Split authorized	Issued and outstanding	Reserved for issuance	Authorized but unissued
600,000,000	60,200	0	599,939,800
580,000,000 common	59,200 common	0	579,940,800 common
20,000,000 preferred	1,000 preferred	0	19,999,000 preferred

Although the board believes that a Reverse Split may be in the best interests of the Company and its stockholders, if implemented, the Reverse Split may result in some stockholders owning “odd-lots” of less than 100 shares. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares.

The company cannot assure you that the Reverse Split will have any of the desired consequences described above.

Certain Risk Factors Associated with the Reverse Split

There can be no assurance that the total market capitalization of the Company’s common stock (the aggregate value of all the Company’s common stock at the then market price) after the proposed Reverse Split will be equal to or greater than the total market capitalization before the proposed Reverse Split or that the per share market price of the Company’s common stock following the Reverse Split will either equal or exceed the current per share market price.

There can be no assurance that the market price per new share of the Company’s common stock after the Reverse Split will remain unchanged or increase in proportion to the reduction in the number of old shares of the Company’s common stock outstanding before the Reverse Split. Accordingly, the total market capitalization of the Company’s common stock after the proposed Reverse Split may be lower than the total market capitalization before the proposed Reverse Split and, in the future, the market price of the Company’s common stock following the Reverse Split may not exceed or remain higher than the market price prior to the proposed Reverse Split.

        If the Reverse Split is effected, the resulting per share stock price may not attract institutional investors or investment funds and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of the Company’s common stock may not improve.

While the board believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of the Company’s common stock may not necessarily improve.

A decline in the market price of the Company’s common stock after the Reverse Split may result in a greater percentage decline than would occur in the absence of a Reverse Split, and the liquidity of the Company’s common stock could be adversely affected following such a Reverse Split.

If the Reverse Split is effected and the market price of the Company’s common stock declines, the percentage decline may be greater than would occur in the absence of a Reverse Split. The market price of the Company’s common stock will, however also be based on the Company’s performance and other factors, which are unrelated to the number of shares outstanding. Furthermore, the reduced number of shares that would be outstanding after the Reverse Split could adversely affect the liquidity of the Company’s common stock.

The Board of Directors has considered potential uses of the authorized shares of Common Stock, which may include the seeking of additional equity financing through public or private offerings, or for other general corporate purposes. The authorized number of shares of our Common Stock will provide us with greater flexibility and allow the issuance of additional shares of Common Stock in most cases without the expense or delay of seeking further approval from our stockholders. We are at all times investigating additional sources of financing which the Board of Directors believes will be in our best interests and in the best interests of our stockholders. We do not have any proposals, agreements, arrangements or understandings to issue any of the newly authorized shares of Common Stock at this time.

 The shares of Common Stock do not carry any pre-emptive rights. The adoption of the Amendment to our Articles of Incorporation will not of itself cause any changes in our capital accounts.

The increase in the authorized shares of Common Stock will not have any immediate effect on the rights of existing shareholders. However, the Board of Directors will have the authority to issue authorized shares of Common Stock without requiring future approval from the stockholders of such issuances, except as may be required by applicable law or exchange regulations.

To the extent that additional authorized shares of Common Stock are issued in the future, they will decrease the existing stockholders' percentage equity ownership interests and, depending upon the price at which such shares of Common Stock are issued, could be dilutive to the existing stockholders. Any such issuance of additional shares of Common Stock could have the effect of diluting any earnings per share and book value per share of outstanding shares of our Common Stock.

One of the potential effects of the reverse stock split is that it will enable the Board of Directors to render it more difficult to or discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of present management. The Board of Directors would, unless prohibited by applicable law, have additional shares of Common Stock available to effect transactions (including private placements) in which the number of our outstanding shares would be increased and would thereby dilute the interest of any party attempting to gain control of our company. Such action, however, could discourage an acquisition of our company, which our stockholders might view as desirable.

At this time, we have no such plans, proposals, or arrangements, written or otherwise to issue any of the newly available shares of common stock.

PROCEDURE FOR EXCHANGE OF STOCK CERTIFICATES

Effect on Beneficial Stockholders

Upon the reverse stock split, the Company intends to treat stockholders holding the Common Stock in "street name," through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding the Common Stock in "street name." However, such banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split. Stockholders who hold their shares with such a bank, broker or other nominee and who have any questions in this regard are encouraged to contact their nominees.

Effect on Registered Certificated Shares

Our transfer agent, ISLAND STOCK TRANSFER INC., will act as exchange agent for purposes of implementing the exchange of stock certificates. We refer to such person as the "exchange agent." Holders of pre-reverse split shares are asked to surrender to the exchange agent certificates representing pre-reverse split shares in exchange for certificate(s) representing post-reverse split shares in accordance with the procedures set forth in the letter of transmittal which will be provided to our Stockholders.

No new certificates will be issued to a stockholder until that stockholder has surrendered the stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal, to the transfer agent.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT
ANY CERTIFICATES WITHOUT THE LETTER OF TRANSMITTAL.

PROCEDURE FOR EFFECTING REVERSE STOCK SPLIT

Beginning on the Effective Date, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares. The text of the Article of Amendment is set forth in Annex A to this Information Statement (subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Nevada and as the Board of Directors deems necessary and advisable to effect the amendments described above).

Limitation of Liability of all Directors

Pursuant to the Nevada General Corporation Law, our Articles of Incorporation exclude personal liability for our Directors for monetary damages based upon any violation of their fiduciary duties as Directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or any transaction from which a Director receives an improper personal benefit. This exclusion of liability does not limit any right which a Director may have to be indemnified and does not affect any Director's liability under federal or applicable state securities laws. We have agreed to indemnify our directors against expenses, judgments, and amounts paid in settlement in connection with any claim against a Director if he acted in good faith and in a manner he believed to be in our best interests.

Election of Directors and Officers

Directors are elected to serve until the next annual meeting of stockholders and until there successors have been elected and qualified. Officers are appointed to serve until the meeting of the Board of Directors following the next annual meeting of stockholders and until there successors have been elected and qualified.

No Executive Officer or Director of the Corporation is the subject of any pending legal proceedings.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our executive officers and directors, and persons who beneficially own more than ten percent of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, we believe that during 2011 our Directors and executive officers did comply with all Section 16(a) in the S-1 Registration Statement.

Audit Committee

We do not have an Audit Committee, our board of directors acted as the Company's Audit Committee during the fiscal year ended August 31, 2011, recommending a firm of independent certified public accountants to audit the annual financial statements; reviewing the independent auditors' independence, the financial statements and their audit report; and reviewing management's administration of the system of internal accounting controls. The Company does not currently have a written audit committee charter or similar document.

Our boards of directors have determined that if we were required to have a financial expert and/or an audit committee, Steve Sager, legal counsel, would be considered an “audit committee financial expert,” as defined by applicable Commission rules and regulations. Based on the definition of “independent” applicable to audit committee members of NASDAQ-traded companies, our board of directors has further determined that Steve Sager is considered to be “independent.”

Code of Ethics

On September 7, 2012, the Company adopted a Code of Ethics that applies to the Company's principal executive officer, principal financial officer and principal accounting officer. Anyone can obtain a copy of the Code of Ethics by contacting the Company at the following address: 1890 South 3850 West, Salt Lake City, Utah 84104, or by calling (888) 511-9018. The first such copy will be provided without charge. The Company will post any amendments to the Code of Ethics, as well as any waivers that are required to be disclosed by the rules of either the Securities and Exchange Commission or the National Association of Dealers.

A code of ethics are standards that are reasonably designed to deter wrongdoing and to promote:

• Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
• Full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with, or submitted to, the Commission and in other public communications made by an issuer;

• Compliance with applicable governmental laws, rules and regulations;
• The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and accountability for adherence to the code.

Nominating Committee

We do not have a Nominating Committee or Nominating Committee Charter. Our board of directors performed some of the functions associated with a Nominating Committee. We have elected not to have a Nominating Committee in that we are continuously updating our operations and have limited resources with which to establish additional committees of our board of directors.

Compensation Committee

At this time, Steve Sager legal counsel is the only member of the committee and has performed in his role by reviewing our employment agreements with Gerald Ricks. The board of directors intends to add additional members to the compensation committee and expects it to consist of solely of independent members. Until more members are appointed to the compensation committee, our entire board of directors will review all forms of compensation provided to any new executive officers, directors, consultants and employees, including stock compensation and options.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2013

The rules of the Securities and Exchange Commission (“SEC”) permit our stockholders, after notice to us, to present proposals for stockholder action in our proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action, and are not properly omitted by our action in accordance with the proxy rules published by the SEC.

Our 2013 annual meeting of stockholders is expected to be held on or about June 15, 2013, and proxy materials in connection with that meeting are expected to be mailed on or about May 15, 2013. Proposals of stockholders that are intended to be presented at our 2013 annual meeting must be received by us no later than April 15, 2012, in order for them to be included in the proxy statement and form of proxy relating to that meeting.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires that our Officers and Directors and persons who own more than 10% of our common stock, file reports of ownership and changes in ownership with the SEC. Based solely on our review of the SEC’s EDGAR database, copies of such forms received by us, or written representations from certain reporting persons, we believe that during the 2011 fiscal year, all such filing requirements applicable to our Officers, Directors, and greater than 10% beneficial owners were complied with.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

In accordance with Rule 14a-3(e)(1) promulgated pursuant to the Securities Exchange Act of 1934, as amended, one Information Statement may be delivered to two or more stockholders who share an address, unless the Company has received contrary instructions from one or more of the stockholders. The Company will deliver promptly upon written or oral request a separate copy of this Information Statement to a stockholder at a shared address to which a single copy of this Information Statement was delivered. Requests for additional copies of this Information Statement, and requests that in the future separate communications be sent to stockholders who share an address, should be directed to the Sport Endurance, Inc. at 1890 South 3850 West, Salt Lake City, Utah 84104.

ANNUAL REPORT

A copy of our Annual Report on Form 10-K for the fiscal year ended August 31, 2011, which will be filed with the SEC pursuant to the Exchange Act, will be hereby incorporated by reference into the Information Statement, including the financial statements that are part of our Annual Report.

Our Annual Report on Form 10-K for the fiscal year ended August 31, 2011.

Additional copies of this Information Statement and/or the Annual Report, as well as copies of the Quarterly Report may be obtained without charge upon on the Internet at www.sec.gov from the SEC’s EDGAR database.

By Order of the Board of Directors

/s/ Gerald Ricks
By: Gerald Ricks, Chairman and Chief Executive Officer

Annex A

Proposed Articles of Amendment to the Articles of Incorporation

The total number of authorized shares of the Corporation shall be changed to the following:

FINANCIAL INFORMATION
No Par Share Count:	0	Capital Amount:	$600,000.00

Par Share Count:	600,000,000.00	Par Share Value:	$0.001

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 52.66%

Effective date of filing: October 31, 2012

Date: October 31, 2012	By:	/s/Gerald Ricks
Gerald Ricks
President